Exhibit 99.1
FOR IMMEDIATE RELEASE
Kaiser Aluminum Corporation Announces Filing of
Shelf Registration Statement for VEBA Trust
FOOTHILL RANCH, Calif., April 2, 2010 — Kaiser Aluminum Corporation (NASDAQ:KALU) today announced the filing of a shelf registration statement covering the possible sale from time to time by a voluntary employees’ beneficiary association (VEBA) trust of up to 4,392,265 shares of Kaiser Aluminum’s common stock. The shares being registered were distributed by Kaiser Aluminum to the VEBA trust when the Company emerged from chapter 11 bankruptcy in July 2006. The filing of the registration statement by Kaiser Aluminum was made in response to a demand by the VEBA trust under a registration rights agreement entered into by Kaiser Aluminum and the VEBA trust in July 2006.
Pursuant to a stock transfer restriction agreement that Kaiser Aluminum entered into with the trustee of the VEBA trust in July 2006, the VEBA trust may not sell more than 1,321,485 shares of Kaiser Aluminum’s common stock in any 12-month period without consent of Kaiser Aluminum’s board of directors. Currently, under these restrictions, the VEBA trust is limited to the sale of 868,285 shares prior to March 24, 2011.
The registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. You may obtain a copy of the prospectus included in the registration statement from the Securities and Exchange Commission’s website at http://www.sec.gov. Alternatively, you may obtain a copy of the prospectus included in the registration statement by writing Kaiser Aluminum at the following address: Investor Relations Department, Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 200, Foothill Ranch, California, 92610-2831.
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, forgings, rod, bar and tube products.
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “may” or “will” or the negative of the foregoing or other variations or comparable terminology, or by discussions of strategy or intentions. These statements are based on the beliefs and assumptions of Kaiser Aluminum’s management based on information available to management at the time such statements are made. Readers are cautioned that any such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties, and that actual results or events may vary materially from those in the forward-looking statements as a result of various factors. These factors include (a) conditions in the capital markets; (b) general economic and business conditions, including conditions in the aerospace and other end markets Kaiser Aluminum serves; (c) changing prices and market conditions; and (d) other factors summarized in Kaiser Aluminum’s reports filed with the Securities and Exchange Commission, including Kaiser Aluminum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2010. Kaiser Aluminum does not know when or in what amounts the VEBA trust may sell shares of its common stock, and, subject to the terms of the stock transfer restriction agreement described above, the VEBA trust will act independently of Kaiser Aluminum in making decisions with respect to the timing, manner and size of such sales. All information in this release is as of the date of the release. Kaiser Aluminum undertakes no duty to update any forward-looking statement to conform the statement to actual results or events or changes in its expectations.
CONTACT: Kaiser Aluminum Corporation
Investor Relations Contact:
Melinda C. Ellsworth
(949) 614-1757
FD
Public Relations Contact:
Dave Quast
(646) 421-5341